Exhibit 99.3

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated statement of operations contained herein for the nine months ended September 30, 2007 and for the year ended December 31, 2006 illustrate the effect of the acquisition of Number Six Software, Inc. (“Number Six”) as if the transaction had been completed on January 1, 2006.  The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2007 illustrates the effect of the acquisition of Number Six as if the transaction had been completed on that date.  The pro forma condensed consolidated statement of operations for the year ended December 31, 2006 includes the historical operations of Number Six Software for the year ended December 31, 2006 and a pro forma statement of operations for ATS Corporation which gives effect to the acquisition of Advanced Technology Systems, Inc. (the operating company) for the year ended December 31, 2006. The unaudited pro forma condensed consolidated balance sheet and statements of operations do not purport to represent what the financial position or result of operations actually would have been if the acquisition had occurred as of such dates or what results will be for any future periods.  Pro forma adjustments are based on preliminary estimates and assumptions.  The pro forma information should be read in conjunction with the audited financials statements and notes thereto of Number Six contained elsewhere herein and the consolidated financial statements and notes thereto of ATS Corporation (“ATS” or the “Company”) included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

The acquisition will be accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141.  Under the purchase method of accounting, the total estimated purchase price is allocated to the net tangible and identifiable intangible assets of Number Six, based upon their respective estimated fair values.  The unaudited pro forma condensed consolidated financial information has been prepared based on preliminary estimates of fair values.  The Company has not completed its valuation of the identifiable intangible assets.  Final amounts to be allocated to goodwill and identifiable intangible assets with definite lives are expected to change upon completion of the intangible asset valuation.  Consequently, periodic amortization charges related to intangible assets could materially change the information presented in the unaudited pro forma condensed consolidated financial statements.  The impact of ongoing integration activities and other changes in Number Six’s net tangible assets that occur subsequent to the completion of the acquisition could also cause material differences in the information presented.

The unaudited pro forma condensed consolidated financial statements do not include any adjustments for liabilities that may result from integration activities, as management of ATS and Number Six are in the process of making these assessments, and estimates of these costs are not currently known, nor do they assume any cost savings or synergies.  However, liabilities ultimately may be recorded for such costs.

ATS CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

	ATS Historical September 30, 2007	Number Six Historical September 30, 2007	Pro Forma Adjustments	Note	Pro Forma Combined
Assets
Current Assets
Cash and cash equivalents	$239,908	$416,749	$(49,465)	A	$607,192
Accounts receivable, net	29,567,802	8,708,375			38,276,177
Prepaid expenses and other current assets	1,019,782	2,362,088	(155,679)	B	3,226,191
Income tax receivable	2,721,771	—			2,721,771
Deferred income taxes, current	1,115,021	(241,500)	(288,683)	K	584,838

Total Current Assets	34,664,284	11,245,712	(493,827)		45,416,169

Restricted cash	1,262,530	—			1,262,530

Property and equipment, net	1,503,049	576,527	(377,251)	E	1,702,325

Goodwill	77,222,617	5,856,271	28,581,842	F	105,804,459
			(5,856,271)	G
Intangible assets, net	17,161,816	36,338	5,699,000	F	22,860,816
			(36,338)	G

Other assets	431,730	23,914			455,644

Total Assets	$132,246,026	$17,738,762	$25,517,155		$177,501,943

The accompanying notes are an integral part of these consolidated financial statements.

ATS CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (CONTINUED)

	ATS Historical September 30, 2007	Number Six Historical September 30, 2007	Pro Forma Adjustments	Note	Pro Forma Combined
Liabilities, Redeemable Preferred Stock and Stockholders' Equity
Notes payable - line of credit	$—	$4,429,880	$(4,429,880)	I	$—
Notes payable and capital leases, current portion	918,298	641,552	(618,682)	I	2,774,502
			1,833,334	L
Accounts payable and accrued expenses	8,575,221	1,747,305	236,665	C	10,884,191
			325,000	H
Accrued salaries and related liabilities	4,892,712	465,476			5,358,188
Accrued leave benefits	2,680,450	458,379			3,138,829
Income taxes payable	230,865	881,688			1,112,553
Other current liabilities	509,873	362,962	(33,314)	D	734,518
			(105,003)	J

Total Current Liabilities	17,807,419	8,987,242	(2,791,880)		24,002,781

Notes payable	14,996,253	626,041	(626,041)	I	49,058,066
			34,061,813	L

Capital leases, net of current portion	107,689	—			107,689

Other long term liabilities	328,573	—			328,573

Deferred income taxes, net of current portion	5,605,770	95,400	1,853,342	K	7,554,512

Total Liabilities	38,845,704	9,708,683	32,497,234		81,051,621

Commitments and Contingencies	—	—			—

Redeemable Preferred Stock
Series A preferred stock	—	12,646,033	(12,646,033)	M	—
Series B preferred stock	—	3,992,286	(3,992,286)	M	—

Stockholders' Equity
Common stock	2,662	38,655	(38,655)	M	2,747
			85	N
Additional paid in capital	126,772,677	—	3,049,915	N	129,822,592
Treasury stock	(30,272,007)	(1,715,030)	1,715,030	M	(30,272,007)
Accumulated deficit	(3,103,010)	(6,931,865)	6,931,865	M	(3,103,010)

Total Stockholders' Equity	93,400,322	8,030,079	(4,980,079)		96,450,322

Total Liabilities, Redeemable Preferred Stock and Stockholders' Equity	$132,246,026	$17,738,762	$25,517,155		$177,501,943

The accompanying notes are an integral part of these consolidated financial statements.

ATS CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	ATS Corp Successor Historical September 30, 2007	Number Six Historical September 30, 2007	Pro Forma Adjustments	Note	Pro Forma Combined

Revenue	$75,372,148	$25,124,289			$100,496,437

Operating costs and expenses
Cost of services	52,922,818	18,737,562			71,660,380
Selling, general and administrative	21,342,928	4,006,363	610,607	A	25,876,182
			(83,716)	B

Total operating costs and expenses	74,265,746	22,743,925	526,891		97,536,562

Operating income	1,106,402	2,380,364	(526,891)		2,959,875

Other income (expense)
Interest income (expense) net	26,417	(323,233)	(1,365,788)	C	(1,662,604)
Loss on warrant liabilities	(6,930,000)	—			(6,930,000)
Other income	9,847	2,042,502			2,052,349

Income (loss) before income taxes	(5,787,334)	4,099,633	(1,892,679)		(3,580,380)

Income tax (benefit) expense	506,999	1,697,937	(757,072)	D	1,447,864

Net income (loss)	$(6,294,333)	$2,401,696	$(1,135,607)		$(5,028,244)

Calculation of net loss for diluted earnings
Weighted average number of shares outstanding
—basic and diluted	18,870,815		845,812	E	19,716,627

Net loss per share
—basic and diluted	($0.33)				($0.26)

The accompanying notes are an integral part of these consolidated financial statements.

ATS CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	ATS Corp Pro Forma Historical 12/31/2006	Number Six Historical 12/31/2006	Pro Forma Adjustments	Note	Pro Forma Combined

Revenue	$112,254,000	$29,443,825			$141,697,825

Operating costs and expenses
Cost of services	72,471,000	22,275,499			94,746,499
Selling, general and administrative	42,561,000	5,149,004	814,143	A	48,189,740
			(334,407)	B

Total operating costs and expenses	115,032,000	27,424,503	479,736		142,936,239

Operating income (loss)	(2,778,000)	2,019,322	(479,736)		(1,238,414)

Other income (expense)
Interest income (expense) net	5,554,000	(421,262)	(1,830,765)	C	3,301,973
Gain on warrant liabilities	5,880,000	—			5,880,000
Other income	62,000	(30,507)			31,493

Income (loss) before income taxes	8,718,000	1,567,553	(2,310,501)		7,975,052

Income tax (benefit) expense	1,982,000	444,710	(924,200)	D	1,502,510

Net income	6,736,000	1,122,843	(1,386,301)		6,472,542
Less: preferred stock dividends and accretion	—	(5,046,481)	5,046,481	F	—

Net income (loss) attributable to common shareholders	$6,736,000	$(3,923,638)	$3,660,180		$6,472,542

Calculation of net income for diluted earnings
Weighted average number of shares outstanding
—basic	23,517,558		845,812	E	24,363,370
—diluted	27,405,035		845,812	E	28,250,847

Basic net income per share	$0.29				$0.27

Diluted net income per share	$0.25				$0.23

The accompanying notes are an integral part of these consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.                                      PURCHASE PRICE

These unaudited pro forma condensed consolidated financial statements reflect a preliminary allocation of the purchase price as if the transaction had been completed on September 30, 2007 with respect to the balance sheet, and as of the beginning of 2006 with respect to the statements of operations presented.  The preliminary allocations are subject to change based on finalizing the fair values of tangible and intangible assets acquired and liabilities assumed.

The aggregate consideration of approximately $34.5 million (excluding transaction costs) includes $25.9 million in the form of cash funded entirely with bank borrowings, $3.1 million in the form of ATS common stock valued at the average price over the 15-day period before the closing of the transaction, and promissory notes totaling approximately $5.5 million.

Purchase Price
Cash proceeds paid at closing	$25,904,306
Common stock issued (845,812 shares valued over fifteen days ended November 9, 2007)	3,050,000
Promissory notes	5,500,000
Total consideration	$34,454,306

Net Acquisition Cost
Purchase Price	$34,454,306
Additional acquisition costs	941,809
Less cash acquired	1,172,090
Net acquisition cost	$34,224,025

Preliminary Allocation of Net Acquisition Cost
Current assets	$8,032,347
Property and equipment	165,213
Intangible assets (1)
Customer-related intangible assets	4,524,000
Marketing-related intangible assets	639,000
Technology-related intangible assets	536,000
5,699,000
Goodwill (1)	28,280,493
Other assets	23,914
Total assets acquired	42,200,967
Current liabilities	5,739,517
Long-term liabilities	95,400
Deferred tax liability due to valuation adjustments	2,142,025
Total liabilities assumed	7,976,942
Net assets acquired	$34,224,025

(1) The Company has not completed its valuation of the identifiable intangible assets.  Final amounts to be allocated to goodwill and identifiable intangible assets with definite lives are expected to change upon completion of the intangible asset valuation.  Consequently, periodic amortization charges related to intangible assets could materially change the information presented in the unaudited pro forma condensed consolidated financial statements.

2.              PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET ADJUSTMENTS

A.	To adjust for transaction costs paid at closing.
B.	To adjust for deferred transaction costs as of September 30.
C.	To adjust for other transaction costs associated with the transaction.
D.	To adjust the carrying value of the Number Six Software deferred rent liability.
E.	To adjust property and equipment to estimated fair value.
F.

To record the preliminary allocation of the purchase price to identifiable intangible assets and goodwill. The amount allocated to goodwill differs from the initial purchase price allocation by approximately $301,000 and is due to the difference in net assets at September 30, 2007 vs. November 9, 2007.

G.	Eliminate Number Six Software historical goodwill and intangible assets.
H.	Record additional bonus liability as a result of the acquisition.
I.	Reflect repayment of Number Six Software notes payable - line of credit and notes payable in accordance with the purchase agreement. The actual amount paid on the closing date was $1.7 million.
J.	To adjust for accrued dividends of $105,003 paid at closing from borrowing proceeds.
K.	Estimated tax impact of asset valuation adjustments.
L.

To record debt financing necessary to fund the purchase of Number Six Software.  At the closing date, ATS incurred debt of $31.9 million to finance the transaction, including $26.4 million on the line of credit and $5.5 million in sellers’ notes.

M.	Eliminate Number Six Software historical shareholders' equity and redeemable preferred stock.
N.	To record the fair value of common stock issued to Number Six Software shareholders as consideration for the transaction.

3.              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS ADJUSTMENTS

A.	Record amortization of intangibles, expected to be amortized over seven years.
B.	Remove amortization expense for Number Six Software historical intangible assets.
C.

Record the estimated incremental interest expense from an increase in line of credit and promissory notes to finance the transaction based on assuming 7.0% interest on an average line of credit balance of $27.1 million and 6.6% interest on the $5.5 million sellers' note.

D.	Tax effects of the pro forma adjustments using a tax rate of 40%.
E.	To reflect shares issued to Number Six Software shareholders as consideration for the transaction.
F.

Elimination of Number Six Software historical preferred stock dividends and accretion. Number Six Software had historically accounted for the redemption value of the preferred stock in accordance with EITF Topic D98 and had considered the redemption of the preferred stock to be probable. In contemplation of the sale of the Company to ATS Corporation the redemption was no longer considered probable and as such no further accretion was recorded for the nine months ended September 30, 2007.